UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                             FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported): July 23, 2002




                 BANCTRUST FINANCIAL GROUP, INC.
      (Exact name of registrant as specified in its charter)

     Alabama                  0-15423        63-0909434
(State or other jurisdiction  Commission     (I.R.S. employer
 of incorporation             file number     Identification
 or organization)                             Number)


 100 St. Joseph Street, Mobile, Alabama         36602
(Address of principal executive offices)      (Zip Code)

                          (251) 431-7800
       (Registrant's telephone number, including area code)

South Alabama Bancorporation, Inc.
Former Name if changed since last report

N/A
Former Address and Former Fiscal Year, if changed since last report


Item 4.  Changes in Registrant's Certifying Accountants

          On July 23, 2002, BancTrust Financial Group, Inc. "BancTrust") dismissed its independent accountants, Arthur Andersen LLP ("Andersen") and appointed KPMG LLP ("KPMG") as its new independent accountants, effective immediately. This determination followed BancTrust's decision to seek proposals from independent accountants to audit BancTrust's financial statements for the fiscal year ending December 31, 2002. The decision to dismiss Andersen and to retain KPMG was approved by BancTrust's Board of Directors upon the recommendation of a special Audit Selection Committee made up of several of BancTrust's Audit Committee members and 3 additional directors. Andersen's report on BancTrust's 2001 financial statements was issued in March, 2002, in conjunction with the filing of BancTrust's Annual Report on Form 10-K for the year ended December 31, 2001.

     The audit reports of Andersen on the consolidated financial statements of BancTrust and subsidiaries as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During BancTrust's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through July 23, 2002, there were no disagreements between BancTrust and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports.

     None of the reportable events described under Item
304(a)(1)(v) of Regulation S-K occurred within BancTrust's two most recent fiscal years and the subsequent interim period through July 23, 2002.

     During BancTrust's most recent fiscal years ended December 31, 2001, and the subsequent interim period through July 23, 2002, BancTrust did not consult with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

     BancTrust has requested Andersen to furnish a letter addressed to the Board of Directors of BancTrust stating whether Andersen agrees with the above statements. The Company has been informed that Andersen is no longer providing such letters.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits
               None


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              BANCTRUST FINANCIAL GROUP, INC.

DATE: July 24, 2002                 By:/s/F. Michael Johnson
                                    F. Michael Johnson
                                    Chief Financial Officer